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                                                                    EXHIBIT 11.2

                       AFFILIATED COMPUTER SERVICES, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

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                                                                                               NINE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1995       1996
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
NET INCOME..................................................................................  $  12,528  $  16,468
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PRIMARY
Weighted average number of shares outstanding...............................................     11,943     13,492
Additional weighted average shares from assumed exercise of dilutive stock options and
 warrants, net of shares assumed to be repurchased with exercise proceeds...................        638        357
Additional weighted average shares from assumed issuance of shares issuable from
 acquisition................................................................................         17     --
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                                                                                                 12,598     13,849
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Earnings Per Share..........................................................................  $    0.99  $    1.19
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FULLY DILUTED
Weighted average number of shares outstanding...............................................     11,943     13,492
Additional weighted average shares from assumed exercise of dilutive stock options and
 warrants, net of shares assumed to be repurchased with exercise proceeds...................        731        464
Additional weighted average shares from assumed issuance of shares issuable from
 acquisition................................................................................         17     --
Additional weighted average shares from assumed conversion of preferred stock...............         38         26
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                                                                                                 12,729     13,982
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Earnings Per Share (fully diluted):                                                           $    0.98  $    1.18
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